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                                                                   Exhibit 10.65

                                LETTER AGREEMENT

                                    BETWEEN;

LONNIE HAYWARD, a resident of 7120 205 Street, Langley, BC., Canada. V2Y 1T1

                                      AND,

AQUATIC CELLULOSE INTERNATIONAL CORP, a Nevada Corporation in good standing and publicly traded on the Pink Sheet trading exchange.

I Lonnie Hayward, am the registered "holder" of 1,776,196 shares of Series A Convertible Preferred Shares of Aquatic Cellulose International Corp, these shares of which having various rights as defined in the Certificate of Designation filed with the Nevada Secretary of State on April 3, 2007, herein referred to as the "Certificate".

I hereby agree to waive the specific rights of these shares as defined in sections 4) through 8) and sections 10) through 12) of the Certificate.

This waiver shall be permanent, non-retractable and binding upon the holder's respective heirs, successors and assigns.

This waiver of the said rights and provisions shall not be deemed or be constituted as a waiver of any other rights or provisions as defined in the Certificate.


IN WITNESS WHEREOF, THIS AGREEMENT SHALL BE EFFECTIVE AS OF May 27, 2007.

EXECUTED THIS _27TH _ DAY OF MAY, 2007.


AQUATIC CELLULOSE                                       LONNIE HAYWARD
INTERNATIONAL CORP

                                                        /S/ Lonnie Hayward
                                                        ---------------------
/S/ Sheridan Westgarde                                  Lonnie Hayward
-------------------------------
Sheridan B. Westgarde, CEO